Law Offices of Joseph L. Pittera

2214 Torrance Boulevard

Suite 101

Torrance, California 90501

Telephone (310) 328-3588

Facsimile (310) 328-3063

E-mail: jpitteralaw@gmail.com

June 21, 2012

Board of Directors

Seals Entertainment Corporation

3340 Peachtree Road, N.E., Suite 1800

Atlanta, Georgia 30326

Re: Opinion of Counsel for Registration Statement on Form S-1

To Whom It May Concern:

I  have acted as counsel to, Seals Entertainment Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of a registration statement on Form S-1 (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the registration of 5,000,000  shares of the Company’s common stock, par value $0.005 per share, (“the Common Shares”) being registered at $1.00 per share for sale to the general public in an officer/director offering. The Company is registering a further 861,844 common shares divided amongst eight (8) shareholders at par value of $0.005 per share.

In connection with this opinion, I have examined and relied upon the originals or copies of such documents, corporate records, and other instruments as I have deemed necessary or appropriate for the purpose of this opinion.

In my examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents, and the accuracy and completeness of the corporate records made available to us by the Company

Based upon the foregoing, and in reliance thereon, I am of the opinion that the Common Shares have been duly authorized, and when sold pursuant to the terms described in the Registration Statement, will be legally issued, fully paid and non-assessable.

I hereby consent in writing to the reference to my name under the caption "Interests of Named Experts and Counsel" in the Prospectus included in the Registration Statement and the use of my opinion as an exhibit to the Registration Statement and any amendment thereto.

Yours Truly,

/s/Joseph L. Pittera

Joseph L. Pittera